SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported)  September 17, 1996

                          BALCOR PENSION INVESTORS-II
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-10225
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3114027
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Hollowbrook Apartments

In 1984, the  Partnership funded a  $1,601,194 loan evidenced  by a  promissory note in the amount of $3,105,000 and collateralized by a wrap-around mortgage on the Hollowbrook Apartments (formerly known as Curry Ford Apartments), Orlando, Florida. The Partnership obtained title to the property through foreclosure in 1991, subject to a first mortgage loan held by an unaffiliated party. In 1994, the Partnership used $1,105,658 of working capital reserves to prepay the first mortgage loan.

On September 17, 1996, the Partnership contracted to sell the property for a sale price of $3,000,000 to an unaffiliated party, Housing Systems, Incorporated, a Georgia corporation. The purchaser has deposited $50,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for October 31, 1996. From the proceeds of the sale, the Partnership will pay $120,000 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee for services rendered in connection with the sale of the property of up to $30,000. The Partnership will receive the remaining proceeds of approximately $2,850,000, less closing costs. Of such proceeds, $50,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have simultaneously contracted to sell 4 other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
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a)  Parkway Commerce Center

As previously reported, on August 13, 1996, the Partnership contracted to sell Parkway Commerce Center, Fort Lauderdale, Florida, to an unaffiliated party, Parkway Commerce Center, Ltd., a Florida limited partnership, for a sale price of $6,200,000. The Partnership and the purchaser have agreed to reduce the sale price to $6,050,000. In addition, the purchaser will receive a credit of $100,000 against the sale price related to capital improvements at the property. The Partnership and the purchaser have further agreed to extend the date by which the purchaser is obligated to obtain a financing commitment to October 18, 1996. The closing of the sale is scheduled to occur 60 days after the date the financing commitment is obtained. As required under the agreement of sale, the purchaser has deposited an additional $200,000 into the escrow account as earnest money for a total of $300,000.

b)  Alzina Office Building loan

In 1982, the  Partnership funded a  $4,415,034 loan evidenced  by a  promissory note in the amount of $11,324,000 and collateralized by a wrap-around mortgage on the Alzina Office Building, Springfield, Illinois. The principal amount of the loan included the principal amount of an underlying first mortgage loan. As previously reported, the Partnership contracted to sell the loan to an unaffiliated party, CS First Boston Mortgage Capital Corp., for a sale price equal to 107.60% of the outstanding principal balance of the loan less the outstanding principal balance of the underlying loan as of the closing date. The sale of the loan closed on August 22, 1996. The final sale price was
$9,128,755. The Partnership additionally received a $25,000 premium from the purchaser.

From the proceeds of the sale, the Partnership paid closing costs of $50,000 and $289,500 to an unaffiliated party as a commission. The remaining proceeds were approximately $8,814,000 of which $250,000 will be held in escrow and distributed to the Partnership on November 22, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachment thereto relating to the sale of Hollowbrook Apartments, Orlando, Florida.

              (b) First Amendment to Agreement of Sale relating to the sale of
                  Hollowbrook Apartments, Orlando, Florida.

          (99) Second Amendment to Agreement of Sale and Escrow Agreement relating to the sale of Parkway Commerce Center, Fort Lauderdale, Florida.


     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS-II

                         By:  Balcor Mortgage Advisors, an Illinois
                              general partnership, its general partner

                         By: RGF-Balcor Associates, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  October 2, 1996
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